BY-LAWS OF
DIGI INTERNATIONAL INC.
AS AMENDED AND RESTATED AS OF AUGUST 23, 2017
I. OFFICES

Section 1.01. Registered Office. The Corporation shall maintain a registered office and registered agent within the State of Delaware at such place within such State as may be designated from time to time by the Board of Directors of the Corporation.

Section 1.02. Other Offices. The Corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

II. STOCKHOLDERS

Section 2.01. Place of Meetings. Meetings of stockholders may be held at the principal executive offices of the Corporation or at such other place, either within or without the State of Delaware, as may be designated by the Board of Directors or the chief executive officer of the Corporation.

Section 2.02. Annual Meetings and Advance-Notice of Business, Other than Director Nominations and Elections. An annual meeting of stockholders shall be held in each calendar year for the election of directors on such date and at such time as shall be designated from time to time by the Board of Directors. At any annual meeting of stockholders of the Corporation, the proposal of business (other than the nomination and election of directors, which shall be subject to Section 3.13) to be considered by the stockholders may be made (i) pursuant to the Corporation’s notice of the meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of record of the Corporation entitled to vote on the business at the meeting who complies with the notice procedures hereinafter set forth in this Section.

(a) Timing of Notice. For such business to be properly brought before any annual meeting by a stockholder, a stockholder’s notice of any such business to be conducted at such meeting must be delivered to the Secretary of the Corporation, or mailed to and received at the principal executive office of the Corporation, not less than one hundred twenty (120) days before the first anniversary of the date of the preceding year’s annual meeting of stockholders. If, however, the date of the annual meeting of stockholders is more than thirty (30) days before or sixty (60) days after such anniversary date, notice by a stockholder shall be timely only if so delivered or so mailed and received not less than one hundred twenty (120) days before such annual meeting or, if later, within ten (10) days after the first public announcement of the date of such annual meeting. Except to the extent otherwise required by law, the adjournment of an annual meeting of stockholders shall not commence a new time period for the giving of a stockholder’s notice as required above. Nothing in this Section shall reduce or otherwise affect the notice period required under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in order for a stockholder to have the right, under Rule 14a-8, to include or have disseminated or described in the Corporation’s proxy statement or on the proxy card of the Board of Directors for any annual meeting of stockholders any stockholder proposal.

(b) Content of Notice. A stockholder’s notice to the Corporation for an annual meeting of stockholders shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and the name and address of any beneficial owner on whose behalf the proposal is made, (iii) the information required by clause (b)(y)(ii) of Section 3.13 with respect to such stockholder and any such beneficial owner, (iv) any material interest in such business of the stockholder or any such beneficial owner, and (v) a representation and other appropriate evidence that the stockholder is a holder of record of shares of stock entitled to vote on such business at the meeting, will continue to be a holder of record of shares of stock entitled to vote on such business through the date of the meeting, and intends to appear in person or by proxy at the meeting to make the proposal.

(c) Consequences of Failure to Give Proper Notice. Notwithstanding anything in these By-Laws to the contrary, no business (other than the nomination and election of directors, which shall be subject to Section 3.13) shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section. The presiding Officer of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the procedures described in this Section and, if the presiding Officer should so determine, the presiding Officer shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting in accordance with these By-Laws.

(d) Public Announcement. For purposes of this Section and Section 3.13, “public announcement” means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when filed in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act, or (iii) when mailed as the notice of the meeting (or any supplement) pursuant to Section 2.04 of the By-Laws.

(e) Compliance with Laws. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of Delaware law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section and in Section 3.13.

Section 2.03. Special Meetings. Unless otherwise specifically provided by law or the Certificate of Incorporation, a special meeting of stockholders, for any purpose or purposes, may be called only by the Chairman or the Chief Executive Officer and shall be called by either such officer upon the written request of a majority of the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors, and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings. Such request shall state the purpose or purposes of the proposed meeting. If the authorized officers fail to cause such meeting to be called within thirty (30) days after receipt of such request and held within ninety (90) days after receipt of such request, the directors making the request may call the meeting by giving notice as provided in these By-Laws at the expense of the Corporation. Business transacted at any special meeting shall be limited to the purposes stated in the notice of the meeting.

Section 2.04. Notice of Meetings. A written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, or a separate written notice of the posting of such information on an electronic network (such as a website), shall be personally delivered or mailed, postage prepaid, not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder of record of the Corporation entitled to vote at such meeting at the stockholder’s mailing address shown upon the records of the Corporation. Service of notice is complete upon mailing.

Section 2.05. Waiver of Notice. Notice of any annual or special meeting of stockholders may be waived either before, at or after such meeting in a writing signed by the person or persons entitled to the notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transacting of any business because the meeting is not lawfully called or convened.

Section 2.06. Quorum. At each meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation or these By-Laws, the holders of a majority of the outstanding capital stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If a quorum is once present at the meeting, the stockholders may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.07. Adjourned Meetings. The Corporation may adjourn the meeting from time to time to a later day or hour or to another place. If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Otherwise, notice of any adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At an adjourned meeting at which a quorum is present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally convened.

Section 2.08. Voting. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall have one vote for each share of stock having voting power upon the matter in question which is held by such stockholder and registered in the stockholder’s name on the books of the Corporation as of the applicable record date. All elections of directors shall be conducted by written ballot, unless the Certificate of Incorporation otherwise provides. The vote upon any other question before a meeting need not be by written ballot, and need not be conducted by inspectors, unless otherwise determined by the Board of Directors or the officer presiding at the meeting. All elections and questions at a meeting, other than the election of directors, shall be decided by a majority vote of the number of shares entitled to vote represented at the meeting at the time of the vote except where otherwise required by statute, the Certificate of Incorporation or these By-Laws. Except as provided in Section 3.03 of these By-Laws and subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, each director shall be elected by the vote of a majority of the votes cast with respect to that director nominee at any meeting of the stockholders for the election of directors, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of votes cast means that the number of shares voted “for” a director’s election must exceed the number of votes cast “against” that director’s election. If a nominee for director is not elected and the nominee is an incumbent director, the director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Nominating and Governance Committee (or other committee tasked with responsibilities of the type held by such a committee) will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Governance Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If a director’s resignation is accepted by the Board of Directors pursuant to this Section, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to Section 3.03 of these By-Laws, or may decrease the size of the Board of Directors pursuant to Section 3.02 of these By-Laws.

Section 2.09. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy in any manner, including without limitation via telephone, Internet or such other manner as permitted by Section 212 of the Delaware General Corporation Law, as amended from time to time, provided that such authorization sets forth or contains information from which the Corporation can determine that the authorization was granted by the stockholder. If the authorization is granted in a manner other than in a written form, the proxy holder shall provide such reasonable verification as required by the Corporation. If any such authorization designates two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such authorization upon all of the persons so designated unless such authorization shall otherwise provide.

Section 2.10. Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, or (ii) to express consent to corporate action in writing without a meeting, or (iii) to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be (X) not more than sixty (60) nor less than ten (10) days before the date of any such meeting; (Y) not more than ten (10) days after the date upon which the resolution fixing the record date for any written action is adopted by the Board of Directors; and (Z) not more than sixty (60) days prior to any other action.

(b) If no record date is fixed:

(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, (A) when no prior action by the Board of Directors is necessary, shall be the day on which the first signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation, and (B) when prior action by the Board of Directors is necessary, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.11. Stockholder List. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

III. BOARD OF DIRECTORS

Section 3.01. General Powers; Organization. The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders. The Board of Directors may annually elect a Chairman of the Board from among its members who shall preside at its meetings, or in his or her absence the Chief Executive Officer shall so preside, or in his or her absence a chairman chosen at the meeting shall so preside. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. Any meeting of the Board of Directors may be held within or without the State of Delaware.

Section 3.02. Number, Qualification and Term of Office. The number of directors constituting the Board of Directors shall be fixed from time to time by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.03 of these By-Laws, and each director elected shall hold office for the term elected and until his or her successor is duly elected and qualified. Any director may resign at any time upon giving written notice to the Corporation. Directors need not be stockholders.

Section 3.03. Vacancies.

(a) Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, in their sole discretion and whether or not constituting less than a quorum, and the directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors to such class are duly elected and qualified, or until their earlier resignation, retirement or removal.

(b) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation of the Corporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

Section 3.04. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as may be designated from time to time by the Board of Directors.

Section 3.05. Special Meetings. Special meetings of the Board of Directors may be called from time to time by the Chairman, if any, or the Chief Executive Officer, and, upon request by any two directors, shall be called by the Chairman or the Chief Executive Officer.

Section 3.06. Notice of Special Meetings. Notice of each special meeting of the Board of Directors stating the place, date and hour of the meeting shall be given to each director by mail not less than forty-eight (48) hours, or personally or by telephone or electronic communication not less than twenty-four (24) hours, before the date and hour of the meeting.

Section 3.07. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived either before, at or after such meeting in a writing signed (or consented to by electronic communication) by each director or directors to whom the notice was not duly given. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.08. Quorum. Unless otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.09. Committees of Directors.

(a) The Board of Directors may, by resolution adopted by a majority of the total number of directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation and to have such name as may be determined by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(b) Any committee, to the extent allowed by law and provided in the resolution designating the committee, may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the corporate seal, if any, to be affixed to all papers that may require it.

(c) Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Unless the Board of Directors otherwise provides, each committee may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these By-Laws.

Section 3.10. Conference Communications. Directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of a conference telephone conversation or other comparable method of communication by which all persons participating in the meeting can hear and communicate with each other. For the purpose of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.10 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable method of communication.

Section 3.11. Action by Written Consent of Directors. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all directors or committee members consent thereto in writing (including electronic communication) and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

Section 3.12. Compensation. The Board of Directors shall have the authority to fix the compensation of directors.

Section 3.13. Advance-Notice of Stockholder-Sponsored Director Nominations. No person (other than a person nominated by or at the direction of the Board of Directors) shall be eligible for election as a director at any annual or special meeting of stockholders unless timely notice is given in writing of such nomination by a stockholder of record of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures hereinafter set forth in this Section.

(a) Timing of Notice. To be timely, a stockholder’s notice of nominations to be made (i) at an annual meeting of stockholders must be delivered to the Secretary of the Corporation, or mailed to and received at the principal executive office of the Corporation, not less than one hundred twenty (120) days before the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting of stockholders is more than thirty (30) days before or sixty (60) days after such anniversary date, notice by a stockholder shall be timely only if so delivered or so mailed and received not less than one hundred twenty (120) days before such annual meeting or, if later, within ten (10) days after the first public announcement of the date of such annual meeting, and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, within ten (10) days after the first public announcement of the date of such special meeting. Except to the extent otherwise required by law, the adjournment of a meeting of stockholders shall not commence a new time period for the giving of a stockholder’s notice as described above.

(b) Content of Notice. A stockholder’s notice to the Corporation of nominations for a meeting of stockholders shall set forth (x) as to each person whom the stockholder proposes to nominate for election as a director: (i) such person’s name, (ii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or that is otherwise required, pursuant to Regulation 14A under the Exchange Act, and (iii) such person’s signed written consent to being a nominee and to serving as a director if elected; and (y) as to the stockholder giving the notice: (i) the name and address, as they appear on the Corporation’s books, of such stockholder and the name and address of any beneficial owner on whose behalf the nomination is made, (ii) (A) the number of shares of stock of the Corporation of each class or series that is beneficially owned by such stockholder or any such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, swap, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of stock of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) owned beneficially by such stockholder or any such beneficial owner and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any such beneficial owner has a right to vote any shares of the Corporation, (D) any short interest in any security of the Corporation (for purposes of these By-Laws, a person shall be deemed to have a “short interest” in a security if such person has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of stock of the Corporation owned beneficially by such stockholder or any such beneficial owner that are separated or separable from the underlying shares of stock of the Corporation, (F) any proportionate interest in            shares of stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder or any such beneficial owner is entitled to based on any increase or decrease in the value of             shares of stock of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), (iii) a description of any material relationships, including financial transactions and compensation, between the stockholder and the proposed nominee(s), and (iv) a representation and other appropriate evidence that the stockholder is a holder of record of shares of stock of the Corporation entitled to vote for the election of directors, will continue to be a holder of record of            shares of stock entitled to vote for the election of directors through the date of the meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

(c) Consequences of Failure to Give Proper Notice. Notwithstanding anything in these By-Laws to the contrary, no stockholder-sponsored nominees shall be eligible for election as a director of the Corporation except in accordance with the procedures set forth in this Section. The presiding Officer of the meeting shall, if the facts warrant, determine that the nomination(s) were not properly brought before the meeting in accordance with the procedures described in this Section and, if the presiding Officer should so determine, the presiding Officer shall so declare to the meeting, and the defective nomination(s) shall be disregarded.

IV. OFFICERS

Section 4.01. Number. The Board of Directors shall elect a Chief Executive Officer, a Secretary and a Treasurer. The Board of Directors also may choose a President, one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers or any other officers or agents as the Board of Directors by a majority vote of the total number of directors may designate. Any person may hold two or more offices.

Section 4.02. Election, Term of Office and Qualifications. The Board of Directors shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties not inconsistent with these By-Laws as shall be determined from time to time by the Board of Directors. All officers of the Corporation shall hold their offices until their respective successors are elected and qualified, or until their respective offices are eliminated by vote of the majority of all directors, or until their earlier resignation, retirement or removal. Officers may be, but need not be, directors. Any officer may resign at any time upon written notice to the Corporation.

Section 4.03. Compensation. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors or by the Chief Executive Officer if authorized by the Board of Directors.

Section 4.04. Removal and Vacancies. Any officer may be removed from office, with or without cause, by the Board of Directors, but such removal shall be without prejudice to the contract rights of such officer, if any, with the Corporation. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 4.05. Chief Executive Officer. The Chief Executive Officer shall have the general powers and duties of management and supervision usually vested in and imposed upon the chief executive officer of a corporation. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 4.06. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose and shall perform such other ministerial duties as the Board of Directors of the Corporation may direct. The Secretary shall duly give notice of all meetings of the stockholders, special meetings of the Board of Directors and meetings of its committees, if any.

Section 4.07. Treasurer. The Treasurer shall keep accurate accounts of all moneys of the Corporation received or disbursed. He or she shall deposit all moneys, drafts and checks in the name of and to the credit of the Corporation in such banks and depositaries as a majority of the whole Board of Directors shall from time to time designate. The Treasurer shall have power to endorse for deposit all notes, checks and drafts received by the Corporation. He or she shall disburse the funds of the Corporation as ordered by the Board of Directors, making proper vouchers therefor. The Treasurer shall render to the Board of Directors or the chief executive officer of the Corporation, whenever required, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 4.08. Other Officers Elected by the Board. The Board of Directors may elect a President, Vice Presidents, a Chief Financial Officer, Assistant Treasurers, Assistant Secretaries, or such other officers of the Corporation as the Board of Directors may deem necessary, to serve at the pleasure of the Board of Directors. Other officers elected by the Board of Directors shall have such powers and performance such duties as may be assigned to such officers by or pursuant to authorization of the Board of Directors or by the Chief Executive Officer.

Section 4.09. Other Officers. The Board of Directors may authorize the Corporation to elect or appoint other officers, including Vice Presidents, Assistant Treasurers, Assistant Secretaries and other officers of the Corporation, each of whom shall serve at the pleasure of the Corporation. Officers elected or appointed by the Corporation shall have such powers and perform such duties as may be assigned to them by the Corporation.

Section 4.10. Authority and Other Duties. All officers of the Corporation shall be subject to the supervision and direction of the Board of Directors and, in addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such other duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of his or her office to other persons.

V. INDEMNIFICATION

Section 5.01. Indemnification. The Corporation shall indemnify any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the executor, administrator or other legal representative, is or was a director or officer (which term, for purposes of this Article V, includes all officers, whether elected or appointed) of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by subsections (a) through (e) of Section 145 of the Delaware General Corporation Law, as amended from time to time.

Section 5.02. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Corporation would otherwise be required or permitted to indemnify the person against the liability. The Company shall not be obligated under these By-Laws to make any payment in connection with any claim made against any person if and to the extent that such person has actually received payment therefor under any insurance policy or policies.

Section 5.03. Indemnification Upon a Change of Control.

(a) If a Change in Control (as defined in this Section 5.03) has occurred and the person seeking indemnification so requests, a determination of whether a Covered Person is eligible for indemnification under Section 5.01 hereof shall be made in a written opinion rendered by independent legal counsel chosen by the person seeking indemnification and not reasonably objected to by the Board of Directors (whose fees and expenses shall be paid by the Corporation) and such determination shall be binding on the Corporation.

(b) For purposes of Section 5.03(a), “independent legal counsel” shall mean legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or has performed services for the Corporation or the person seeking indemnification within the previous three years.

(c) For purposes of Section 5.03(a), a “Change in Control” shall be deemed to have occurred if:

(i) a majority of the directors of the Corporation shall be persons other than persons (A) who were directors of the Corporation at July 1, 1989, (B) for whose election proxies shall have been solicited by the Board of Directors, or (C) who are then serving as directors appointed by the Board of Directors to fill vacancies on the Board of Directors caused by newly-created directorships or the death or resignation (but not removal) of a director;

(ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”)), other than the Corporation, a subsidiary of the Corporation or the person seeking indemnification, and other than a person who acquires or becomes the beneficial owner (as defined in Rule 13d-3 under the Act, or any successor rule thereto), directly or indirectly, of twenty percent or more of the then outstanding shares of voting stock of the Corporation as a result of the merger of Digiboard, Inc., a Minnesota corporation, with and into the Corporation, together with its “affiliates” and “associates” (as those terms are defined in Rule 12b-2 under the Act), or any group of persons acting in concert, not including the person seeking indemnification, acquires or becomes a beneficial owner (as so defined in Rule 13d-3), directly or indirectly, of twenty percent or more of the then outstanding shares of voting stock of the Corporation; or

(iii) the stockholders of the Corporation approve a definitive agreement or plan to (A) merge or consolidate the Corporation with or into another corporation (other than (1) a merger or consolidation with a subsidiary of the Corporation, or (2) a merger in which the Corporation is the surviving corporation and no outstanding voting stock of the Corporation (other than fractional shares) held by stockholders immediately prior to the merger is converted into cash, securities, or other property), (B) exchange, pursuant to a statutory exchange of shares of voting stock of the Corporation held by stockholders of the Corporation immediately prior to the exchange, shares of one or more classes or series of voting stock of the Corporation for shares of another corporation, (C) sell or otherwise dispose of all or substantially all of the assets of the Corporation (in one transaction or a series of transactions), or (D) liquidate or dissolve the Corporation, unless a majority of the voting stock (or the voting equity interest) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Corporation (in the case of a merger, consolidation or disposition of assets) or the Corporation (in the case of a statutory share exchange) is, immediately following the merger, consolidation, statutory share exchange or disposition of assets, beneficially owned by the person seeking indemnification or a group of persons, including the person seeking indemnification, acting in concert; or

(iv) the Corporation enters into an agreement in principle or a definitive agreement relating to an event described in clause (i), (ii) or (iii) above which ultimately results in an event described therein, or a tender or exchange offer or proxy contest is commenced which ultimately results in an event described therein.

Section 5.04. Good Faith Defined, Etc. For purposes of any determination of whether a person is entitled to indemnification, such person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if such person relied on the records or books of account of the Corporation or other enterprise, or on information supplied to him or her by the officers of the Corporation or other enterprise, or on information or records given or reports made to the Corporation or other enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or other enterprise. The term “other enterprise” as used in this Section 5.04 shall mean any enterprise other than the Corporation, including any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as to which such person is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee. The provisions of this Section 5.04 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 145 of the Delaware General Corporation Law, as amended from time to time.

Section 5.05. Right to Indemnification. Upon Application; Procedure Upon Application; Etc.

(a) Any indemnification under these By-Laws shall be made no later than forty-five (45) days after receipt by the Corporation of the written request of the Covered Person, unless a determination is made within said 45-day period in accordance with Section 5.03 that such person has not met the applicable standard of conduct.

(b) The right to indemnification or expense advances under these By-Laws shall be enforceable by the Covered Person, in any court of competent jurisdiction. Following a Change in Control (as defined in Section 5.03(c)), the burden of proving that indemnification is not appropriate shall be on the Corporation. Neither the absence of any prior determination that indemnification is proper in the circumstances, nor a prior determination that indemnification is not proper in the circumstances, shall be a defense to the action or create a presumption that the Covered Person has not met the applicable standard of conduct. The expenses (including attorneys’ fees and expenses) incurred by a Covered Person in connection with successfully establishing his or her right to indemnification, in whole or in part, in any proceeding (or in any proceeding brought by him or her to recover under any insurance policy or policies referred to in Section 5.02) also shall be indemnified by the Corporation.

(c) If any person is entitled under any provision of these By-Laws to indemnification by the Corporation for some or a portion of expenses, judgments, fines, penalties or amounts paid in settlement incurred by him or her, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion of such expenses, judgments, fines, penalties and amounts to which he or she is entitled.

Section 5.06. Certain Persons Not Entitled to Indemnification. Notwithstanding any other provision of these By-Laws, no person shall be entitled to indemnification or expense advances under these By-Laws with respect to any proceeding brought or made by him or her against the Corporation, other than a proceeding seeking, or defending such person’s right to, indemnification and/or expense advances pursuant to these By-Laws or otherwise.

Section 5.07. Non-Exclusivity and Survival of Indemnification. Except as otherwise provided in Section 5.06, but notwithstanding any other provision of these By-Laws, it is the policy of the Corporation that indemnification and expense advances in respect of Covered Persons shall be made to the fullest extent permitted by law, and, accordingly, in the event of any change in law, by legislation or otherwise, permitting greater indemnification and/or expense advances, the provisions of these By-Laws shall be construed so as to require such greater indemnification and/or expense advances. The provisions of these By-Laws shall not be deemed to preclude the indemnification of any person who is not a Covered Person and whom the Corporation has the power to indemnify under the provisions of the General Corporation Law of the State of Delaware or otherwise. All rights to indemnification and advancement of expenses under these By-Laws shall be deemed to be provided by a contract between the Corporation and the director or officer who serves in such capacity at any time while these By-Laws are in effect. Any repeal or modification of the indemnification provisions of these By-Laws shall not affect any rights or obligations then existing. The Corporation may provide additional indemnification rights to a Covered Person by separate agreement.

Section 5.08. Successors; Meaning of “Corporation”. The indemnification provisions of these By-Laws shall be binding upon and enforceable against any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation. For purposes of these By-Laws, but subject to the provisions of any agreement relating to any merger or consolidation of the kind referred to in clause (a) below or of any agreement relating to the acquisition of any corporation of the kind referred to in clause (b) below, references to “the Corporation” shall include (a) any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of these By-Laws with respect to the Corporation as he or she would have with respect to such constituent corporation if its separate existence had continued; and (b) any corporation of which at least a majority of the voting power (as represented by its outstanding stock having voting power generally in the election of directors) is owned directly or indirectly by the Corporation.

Section 5.09. Severability. The indemnification provisions of these By-Laws shall be severable in the event that any provision hereof (including any provision within a single section, subsection, clause, paragraph or sentence) is held invalid, void or otherwise unenforceable on any ground by any court of competent jurisdiction. In the event of any such holding, the remaining indemnification provisions of these By-Laws shall continue in effect and be enforceable to the fullest extent permitted by law.

VI. STOCK

Section 6.01. Certificated and Uncertificated Shares. Shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates representing shares shall be in such form as shall be prescribed by the Board of Directors, certifying the number of shares owned by the holder. Shares represented by certificates shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman, the Chief Executive Officer, the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and the seal of the Corporation, if any, shall be affixed thereto.

Section 6.02. Issuance of Stock. The Board of Directors is authorized to cause to be issued stock of the Corporation up to the full amount authorized by the Certificate of Incorporation in such amounts and for such consideration as may be determined by the Board of Directors. No shares shall be allotted except in consideration of cash, labor, personal property, or real property, or leases thereof, or of an amount transferred from surplus to stated capital upon a stock dividend. At the time of such allotment of stock, the Board of Directors shall state its determination of the fair value to the Corporation in monetary terms of any consideration other than cash for which shares are allotted. The amount of consideration to be received in cash or otherwise shall not be less than the par value of the shares so allotted. Stock so issued shall be fully paid and nonassessable. Treasury shares may be disposed of by the Corporation for such consideration as may be fixed by the Board of Directors.

Section 6.03. Partly Paid Stock. The Corporation may issue the whole or any part of its stock as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each certificate issued to represent any such partly paid stock, or upon the stock ledger in the case of uncertificated shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. The Board of Directors may, from time to time, demand payment in respect of each share of stock not fully paid, of such sum of money as the necessities of the business may, in the judgment of the Board of Directors, require, not exceeding in the whole the balance remaining unpaid on such stock, and such sum so demanded shall be paid to the Corporation at such times and by such installments as the Board of Directors shall direct.

Section 6.04. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 6.05. Transfers of Stock. Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or such holder’s legal representative or duly authorized attorney-in-fact, and, in the case of stock represented by a certificate, upon surrender of the certificate or the certificates for such stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. No new certificate or certificates shall be issued in exchange for any existing certificate until such certificate shall have been so cancelled, except in cases provided for in Section 6.06.

Section 6.06. Lost, Stolen or Destroyed Certificates. Any stockholder claiming a certificate for stock to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Corporation may require and shall, if the Corporation so requires, give the Corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Corporation, to indemnify the Corporation against any claims which may be made against it on account of the alleged loss, theft or destruction of the certificate or issuance of such new certificate. A new certificate may then be issued in the same tenor and for the same number of shares as the one claimed to have been lost, stolen or destroyed.

Section 6.07. Facsimile Signatures. Whenever any certificate is countersigned by a transfer agent or by a registrar other than the Corporation or one of its employees, then the signatures of the officers or agents of the Corporation may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on any such certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it nevertheless may be issued by the Corporation as though the person who signed such certificate or whose facsimile signature or signatures had been placed thereon were such officer, transfer agent or registrar at the date of issue.

VII. MISCELLANEOUS

Section 7.01. Dividends. The Board of Directors may declare at any regular or special meeting dividends from the Corporation’s surplus, or if there be none, out of its net profits for the current fiscal year and/or the preceding fiscal year, in such amounts as in their opinion the condition of the affairs of the Corporation shall render it advisable unless otherwise restricted by law. Dividends may be paid in cash, in property or in shares of capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.

Section 7.02. Interested Directors and Officers. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 7.03. Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman, the Chief Executive Officer or the President, and either such officer may, in the name of and on behalf of the Corporation, take all such action as such officer may deem advisable to vote in person or by proxy at any meeting of security holders of other corporations in which the Corporation may hold securities, and at any such meeting such officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 7.04. Execution of Instruments.

(a) All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by the Chief Executive Officer, the President or any Vice President, or by such other person or persons as may be designated from time to time by the Board of Directors.

(b) If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

Section 7.05. Advances. The Corporation may, without a vote of the directors, advance money to its directors, officers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

Section 7.06. Fiscal Year. The fiscal year end of the Corporation shall be September 30 or such other date as may be fixed from time to time by resolution of the Board of Directors.

Section 7.07. Corporate Seal. The corporate seal, if one is adopted by the Board of Directors, shall be circular in form and shall have inscribed thereon the name of the Corporation, the word “Delaware” and the words “Corporate Seal.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise placed on any document requiring it.

Section 7.08. Power to Amend. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted as provided in the Certificate of Incorporation of the Corporation.